Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2022, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-256518) and related Prospectus of Digital Media Solutions, Inc. for the registration of 3,015,101 shares of its Class A Common Stock.
/s/ Ernst & Young LLP
Tampa, Florida
March 30, 2022